EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            CHURCH & DWIGHT CO., INC.



     CHURCH & DWIGHT CO., INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is CHURCH & DWIGHT CO., INC. The date of filing its original Certificate of Incorporation with the Secretary of State was December 14, 1925.

     2. This Restated Certificate of Incorporation and subsequent amendments have been duly proposed by the board of directors of this Corporation and adopted by its stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     3. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of this Corporation's Certificate of Incorporation as heretofore amended or supplemented.

     4. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and integrated and further amended to read as herein set forth in full:


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     FIRST: The name of the corporation is:
                           CHURCH & DWIGHT CO., INC.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted is as follows:

     (a) To manufacture, buy, sell, import, export, deal in and use chemicals, grocery products, food products, drugs, cleaners, detergents, water softeners, disinfectants, and consumer or industrial products of every nature and description; and

     (b) To conduct any lawful business; to exercise any lawful purpose or power; and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     The foregoing clause of this Article THIRD shall be construed as purposes, objects and powers. The enumeration of specified purposes, objects and powers shall not be construed to exclude, limit or restrict in any manner, any power, right or privilege given to the Corporation by law, or to limit or restrict the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed, it being the intent of this Article THIRD that this Corporation shall have and may exercise all the powers now or which hereafter may be conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law. Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law, but the occurrence within any of the foregoing clauses of any purpose, power or object prohibited by the laws of the State of Delaware or any other state, or of any territory, dependency or foreign country, in which the Corporation may carry on business, shall not invalidate any other purpose, power or object not so prohibited, by reason of its contiguity or apparent association therewith.

     FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 102,500,000 shares of two classes. 100,000,000 shares shall be Common Stock at $1.00 par value per share, and 2,500,000 shares shall be Preferred Stock, at $1.00 par value per share.


     (b) A holder of Common Stock shall, be entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

     (c) The class of Preferred Stock may be divided into and issued in one or more series as follows:

          Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, fully or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed herein and in a resolution or resolutions providing for the issue of such series adopted by a two-thirds vote of the entire Board of Directors of the Corporation.

          The Board of Directors of the Corporation is hereby expressly authorized, by a two-thirds vote of the entire Board, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights and preferences, and the qualifications, limitations, or restrictions thereof, of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series.

          The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

               (1) The  designation  of such  series;

               (2) The number of shares initially  constituting such series;

               (3) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed;

               (4) The rate or rates and the times and conditions under which dividends on the shares of such series shall be paid, and (x) if such dividends are payable in preference to, or in relation to, the dividends payable on any other class or classes of stock, the terms and conditions of such payment, and (y) if such dividends shall be cumulative, the date or dates from and after which they shall accumulate;

               (5) Whether or not the shares or such series shall be redeemable, and, if such shares shall be redeemable, the designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, and the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount period share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates;

               (6) The amount payable on the shares in the event of the dissolution of, or upon any distribution of the assets of, the Corporation;

               (7) Whether or not the shares of such series may be convertible into, or exchangeable for, shares of any other class or series and the price or prices and the rates of exchange and the terms of any adjustments to be made in connection with such conversion or exchange;

               (8) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of Preferred Stock and the right to have more (or less) than one vote per share;

               (9) Whether or not a purchase fund shall be provided for the shares of such series, and if such a purchase fund shall be provided, the terms and conditions thereof;

               (10) Whether or not a sinking fund shall be provided for the redemption of the shares of such series, and if such a sinking fund shall be provided, the terms and conditions thereof; and

               (11) Any other powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, which shall not be inconsistent with the provisions of this Article FOURTH or the limitations provided by law.

         (d) No stockholder shall have any preemptive right to subscribe to any shares of stock of the Corporation of any class or series thereof, now or hereafter authorized, or any security convertible into such stock.

         (e) Every reference in this Certificate of Incorporation or in the By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

         (f) Pursuant to authority conferred by this Article Fourth upon the Board of Directors of the Corporation, the Board of Directors created a series of Preferred Stock designated as Junior Participating Cumulative Preferred Stock, which consists of 225,000 shares with a par value of $1.00 per share, by filing a Certificate of Designation of the Corporation with the Secretary of State of the State of Delaware on April 28, 1989, and the voting powers, designations, preferences and relative, participating and other special rights, and the qualifications, limitations and restrictions thereof, of the Junior Participating Cumulative Preferred Stock of the Corporation are as set forth in Exhibit A hereto and are incorporated herein by reference.

     FIFTH: (a) The number of directors of the Corporation shall not be less than three nor more than fifteen, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Such exact number shall be 10 until otherwise determined by resolution adopted by affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

     (b) The Board of Directors shall be divided into three classes, as nearly equal in number (as determined by the Board of Directors) as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1980, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders after 1980, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     (c ) Any director may be removed from office, but only for cause at a meeting of stockholders, by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors. If any director shall be removed by the stockholders pursuant to this paragraph, the stockholders of the Corporation may, at the meeting at which such removal is effected, fill the resulting vacancy by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors. If the vacancy is not filled by the stockholders, the vacancy shall be filled by the affirmative vote of two-thirds of the directors then in office, although less than a quorum. Any newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office, although less than a quorum. Any directors chosen pursuant to the provisions of this paragraph shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.

     (d) The number of directors is changed pursuant to paragraph (a) of this Article FIFTH, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number (as determined by the Board of Directors) as may be. No decrease in the number of directors shall shorten the term of any incumbent director.

     (e) Notwithstanding any of the foregoing provisions of this Article FIFTH, each director shall hold office until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or be removed in accordance with this Article.

     SIXTH: In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To make,  alter or repeal the  By-Laws of the  Corporation;

     (b) To set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish such reserve.

     SEVENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

     (b)(1) Right of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the
Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition as authorized by the Board of Directors; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director, officer, employee or agent of the Company in his or her capacity as such in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent of the Company, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent of the Company is not entitled to be indemnified under this Section or otherwise.

     (2) Right of Claimant to Bring Suit. If a claim under subparagraph (b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) Non-Exclusivity of Rights. The right to indemnification and the Payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     (4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     EIGHTH: (a) The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     (b) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal Article FIFTH, EIGHTH and NINTH of this Certificate of Incorporation.

     (c) No action by the stockholders of the Corporation may be taken otherwise than at the annual or special meeting of stockholders.

     NINTH: (a) Except as otherwise provided in paragraph (b) of this Article NINTH, the affirmative vote of the holders of two-thirds or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in elections of directors shall be required at a meeting of stockholders (held in accordance with the provisions of this Certificate of Incorporation and the By-Laws of the Corporation) to adopt, authorize, or approve any of the following actions:

               (1) A merger or consolidation by the Corporation with any corporation, other than a merger or consolidation with a wholly-owned, direct or indirect subsidiary of the Corporation in a transaction which this Corporation is the surviving corporation and in which all stockholders of this Corporation retain the same proportional voting and equity interests in the Corporation which they had prior to the consummation of the transaction; and

               (2) Any sale, lease, exchange or other disposition, other than in the ordinary course of business (in a single transaction or in a related series of transactions) to any other corporation, person or other entity of any substantial assets of the Corporation, or the voting of any shares of any direct or indirect subsidiary, by proxy, written consent or otherwise, to permit such sale, lease, or other disposition by any direct or indirect subsidiary of the Corporation. For purposes of this Article NINTH, "substantial assets" shall mean assets in excess of twenty-five percent (25%) of the value of the gross assets of the Corporation on a consolidated basis, at the time of the transaction to which this definition relates, as determined by the Board of Directors.

     (b) If any action referred to above in paragraph (a) has first been approved by resolution adopted by not less than two-thirds of the directors then in office, such action may be adopted, authorized, or approved by a majority of the votes cast by holders of shares of the Corporation entitled to vote thereon.

     TENTH: (a) Special meetings of stockholders may be called by a majority of the directors then in office or by the Chief Executive Officer at any time for any purpose or purposes.

     (b) To be properly brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the President, the Chairman of the Board of Directors or by vote of a majority of the full Board or Directors, or (iii) otherwise brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article TENTH.

     (c) For nominations or other business to be properly brought before an annual meeting by a stockholder under this Article TENTH, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days (unless such day is not a business day, in which case the immediately preceding business day) prior to the first anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting; provided, however, that if the date of the annual meeting is advanced by more than 40 days or delayed by more than 40 days from such anniversary date, then notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 120th day prior to the annual meeting or the 10th day following the day on which the date of the meeting is publicly announced. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the number of shares of the Corporation which are owned (beneficially or of record) by such stockholder and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder and of such beneficial owner in such business, and (D) a representation that such stockholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          Notwithstanding anything in this Article TENTH to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least 120 days prior to the first anniversary of the preceding year's annual meeting, then a stockholder's notice required by this Article TENTH will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (d) Only such business may be conducted at a special meeting of stockholders as has been brought before the meeting pursuant to the
Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice required by this Article TENTH, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article TENTH. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by this Article TENTH is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (e) Only those persons who are nominated in accordance with the procedures set forth in this Article TENTH will be eligible for election as directors at any meeting of stockholders. Only business brought before the meeting in accordance with the procedures set forth in this Article TENTH may be conducted at a meeting of stockholders. The Chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article TENTH and, if any proposed nomination or business is not in compliance with this Article TENTH, to declare that such defective proposal shall be disregarded.

     (f) For purposes of this Article TENTH, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

     (g) Notwithstanding the foregoing provisions of this Article TENTH, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article TENTH. Nothing in this Article TENTH shall be deemed to remove any obligation of stockholders to comply with the requirements of Rule 14a-8 under the Exchange Act with respect to proposals requested to be included in the Corporation's proxy statement pursuant to said Rule 14a-8.

     IN WITNESS WHEREOF, CHURCH & DWIGHT CO., INC. has caused its corporate seal to be hereto affixed and this Restated Certificate of Incorporation to be signed by its Chairman of the Board and attested by its Acting General Counsel & Secretary this 6th day of June, 2003. CHURCH & DWIGHT CO., INC.

                                        By: /s/ ROBERT A. DAVIES, III
                                            -------------------------
                                                 Robert A. Davies, III
                                                 Chairman of the Board

ATTEST:


By: /s/ ANDREW C. FORSELL
    ---------------------
         Andrew C. Forsell
         Acting General Counsel & Secretary